Exhibit 16.1

Deloitte & Touche LLP
Suite 2800
50 South Sixth Street
Minneapolis, MN 55402
USA
Tel: +1 612 397 4000
Fax: +1 612 397 4450
www.deloitte.com

July 19, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Investors Real Estate Trust

Dear Sirs/Madams:

We have read Item 4 of Investors Real Estate Trust's Form 8-K dated July 19, 2012:

1. We agree with the statements made in Item 4.01 (a).

2. We have no basis on which to agree or disagree with the statements made in Item 4.01 (b).

Yours truly,
/s/ Deloitte & Touche LLP